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                                                                    EXHIBIT 23.2

The Board of Directors
Breed Technologies, Inc.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick, LLP

Tampa, Florida
March 18, 1998